Exhibit 5.2

PALMER & DODGE LLP
 111 HUNTINGTON AVENUE AT PRUDENTIAL CENTER
BOSTON, MA 02199-7613

March 16, 2004

GTC Biotherapeutics, Inc.
175 Crossing Boulevard
Framingham, MA 01702

Ladies and Gentlemen:

        Reference is made to the Registration Statement on Form S-3 (File No. 333-111464) (the "Registration Statement") filed by GTC Biotherapeutics, Inc., a Massachusetts corporation (the "Company"), which was declared effective by the U.S. Securities and Exchange Commission (the "Commission") on January 9, 2004. We are rendering this opinion in connection with the prospectus supplement filed on March 16, 2004 by the Company with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Prospectus Supplement"). The Prospectus Supplement relates to the offering by the Company of up to 6,395,298 shares of the Company's common stock, $.01 par value per share (the "Shares"), which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement.

        We have acted as your counsel in connection with the preparation of the Registration Statement and the Prospectus Supplement. We are familiar with the proceedings of the Board of Directors of the Company and its committees in connection with the authorization, issuance and sale of the Shares. We have examined such other documents as we consider necessary to render this opinion.

        The opinions rendered herein are limited to Massachusetts law and the federal laws of the United States.

        Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as set forth in the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption "Legal Matters" in the Prospectus Supplement.

Very truly yours,

/s/ Palmer & Dodge LLP

PALMER & DODGE LLP

Main 617.239.0100 Fax 617.227.4420 www.palmerdodge.com